Exhibit 3.3

                            ARTICLES OF INCORPORATION

                                       OF

                          RIVIERA OPERATING CORPORATION

The undersigned, for the purpose of forming a corporation, pursuant to and by virtue of Chapter 78 of the Nevada Revised Statutes, hereby adopts, executes and acknowledges the following Articles of Incorporation.

                                    ARTICLE I
                                      NAME

     The name of the corporation shall be RIVIERA OPERATING CORPORATION.

                                   ARTICLE II
                                REGISTERED OFFICE

     The name of the initial resident agent and the street address of the initial registered office in the State of Nevada where process may be served upon the corporation is Schreck, Jones, Bernhard, Woloson & Godfrey, Chartered, 600 East Charleston Blvd., Las Vegas, Clark County, Nevada 89104. The corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.


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                                   ARTICLE III
                                  CAPITAL STOCK

     Section 1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue shall consist of One Thousand (1,000) shares of common stock without par value. The corporation shall be prohibited from issuing equity securities having no voting rights whatsoever.

     Section 2. Consideration for Shares. The common stock authorized by Section 1 of this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

     Section 3. Assessment of Stock. The capital stock of the corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

     Section  4.  Cumulative  Voting  For  Directors.   No  stockholder  of  the
corporation shall be entitled to cumulative voting of his shares for the election of directors.

     Section 5. Preemptive Rights. No stockholder of the corporation shall have any preemptive rights.


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                                   ARTICLE IV
                             DIRECTORS AND OFFICERS

     Section 1. Number of Directors. The members of the governing board of the corporation are styled as directors. The number of directors may be fixed and changed from time to time in such manner as shall be provided in the bylaws of the corporation and shall be no less than three (3) nor more than ten (10).

     Section 2. Initial Directors. The name and post office box or street addresses of the directors constituting the first Board of Directors, which shall be five (5) in number ,are:

       NAME                                    ADDRESS
       William Westerman                       600 E. Charleston Blvd.
                                               Las Vegas, NV 89104
       Philip Hannifin                         Same
       Bill Friedman                           Same
       Robert Barengo                          Same
       Albert Rapuano                          Same

     Section 3. Limitation of Personal Liability. No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer of the corporation for:


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     (a) Acts or omissions  which  involve  intentional  misconduct,  fraud or a knowing violation of law; or

     (b) The payment of distributions in violation of Nevada Revised Statutes 78.300.

     Section 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the law of the State of Nevada as may be provided for by the corporation in its bylaws or by agreement, the reasonable expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the corporation, must be paid, by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

     Section 5. Repeal And Conflicts. Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the corporation shall be prospective only. In the event of any conflict between Sections 3 or 4 of this Article and any other Article of the corporation's Articles of Incorporation, the terms and provisions of Sections 3 or 4 of this Article shall control.

     Section 6. Compliance with Gaming Control Act. All of the directors of the corporation shall be subject to, and the composition of the Board of Directors shall be in compliance with, the


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requirements and qualifications imposed by the Nevada Gaming Control Act (Nevada
Revised Statutes ss.483.010 et seq., as amended from time-to-time), or any successor provision of Nevada law, and the regulations promulgated thereunder, and the rules and regulations of any governmental agency responsible for the licensing and regulation of gaming operations including without limitation, the Nevada State Gaming Control Board, the Nevada State Gaming Commission and the Clark County Liquor and Gaming Licensing Board.

                                    ARTICLE V
                                  INCORPORATOR

     The name and post office box or street address of the incorporator signing these Articles of Incorporation is:

         NAME                                     ADDRESS

         Kenneth A. Woloson              600 East Charleston Boulevard
                                         Las Vegas, Nevada 89104


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                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                          RIVIERA OPERATING CORPORATION


     Pursuant to Nevada Revised Statutes ss.78,380, the undersigned does hereby declare

     1. He constitutes the sole original Incorporator of RIVIERA OPERATING CORPORATION, (the "Corporation") a corporation duly organized and existing under the laws of the State of Nevada.

     2. The original Articles of Incorporation were filed with the Secretary of State on January 27, 1993.

     3. To the date of execution of this Certificate, no portion of the capital of the Corporation has been paid.

     4. The sole Incorporator hereby amends the Articles of Incorporation as follows:

          A. The Articles of Incorporation be amended by adding VI to read as follows:

                                   ARTICLE VI
                                    PURPOSES

     The purposes for which the Corporation is formed are:

          (a) To conduct gaming in the State of Nevada in accordance with he laws of the State of Nevada and the United States of America; and

          (b) To engage in any other business or activity not forbidden by law of these Articles of Incorporation.

          B. The Articles be further amended by adding Article VII to read as follows:

                                   ARTICLE VII
                                  RESTRICTIONS

     (a) The Corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the Regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (1) the Corporation


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shall cease to be subject tot he jurisdiction  of the Nevada Gaming  Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate such issuance or waive any defect in issuance.

          (b) No stock or securities issued by the Corporation and no interest, claim, or change therein or thereto shall be transferred in any manner whatsoever, except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (1) the corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (2) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

          (c ) If the Commission at any time determines that a holder of stock or other securities of this corporation is unsuitable to hold such securities, then, until such securities are owned by persons found by the Commission to be suitable to own them, (1) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (2) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, and (3) the Corporation shall not pay nay remuneration in any form to the holder of the securities.


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